Exhibit 99.1

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Heather Crowell

Investor Relations

(215) 875-0735

PREIT Reports Third Quarter 2012 Results

Philadelphia, PA, October 24, 2012 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2012.

“We are very pleased to report meaningful progress towards our strategic objective of improving our balance sheet, including property-level refinancings completed this year that extended our average maturity length and reduced our weighted average interest rate and another successful preferred share offering that was executed in October,” said Joseph F. Coradino, Chief Executive Officer. “We also continued to make positive strides on our operational objectives with increased occupancy and comp-store sales this quarter, as our focus on improving fundamentals remains sharp.”

Funds From Operations (“FFO”), as adjusted to exclude the provision for employee separation expense, was $25.1 million, or $0.43 per diluted share, for the quarter ended September 30, 2012, reflecting, primarily the Series A preferred share dividends, compared to $29.0 million, or $0.51 per diluted share, for the quarter ended September 30, 2011, which included a $1.5 million bankruptcy settlement and higher utility reimbursements based on then-higher tariffs. For the nine months ended September 30, 2012, FFO as adjusted was $71.7 million, or $1.23 per diluted share, compared to $69.6 million, or $1.22 per diluted share, for the nine months ended September 30, 2011.

FFO for the quarter ended September 30, 2012 was $20.1 million, or $0.34 per diluted share, compared to $29.0 million, or $0.51 per diluted share, for the quarter ended September 30, 2011. For the nine months ended September 30, 2012, FFO was $65.9 million, or $1.13 per diluted share, compared to $69.6 million, or $1.22 per diluted share, for the nine months ended September 30, 2011.

Net Operating Income (“NOI”) for the quarter ended September 30, 2012 was $68.1 million, compared to $68.6 million for the quarter ended September 30, 2011. NOI for the nine months ended September 30, 2012 was $204.9 million, compared to $201.7 million for the nine months ended September 30, 2011.

Same store NOI excluding lease termination revenue for the quarter ended September 30, 2012 was $67.7 million, compared to $68.4 million for the quarter ended September 30, 2011. Lease termination revenue for the quarters ended September 30, 2012 and September 30, 2011 was $0.3 million and $0.2 million, respectively. For the nine months ended September 30, 2012, same store NOI excluding lease termination revenue was $202.9 million, compared to $200.7 million for the nine months ended September 30, 2011. Lease termination revenue for the nine month periods ended September 30, 2012 and September 30, 2011 was $1.8 million and $0.9 million, respectively. Same store results represent results of retail properties owned for the full periods presented. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT common shareholders (“net loss”) was $14.7 million, or $0.27 per diluted share, for the quarter ended September 30, 2012, compared to a net loss of $57.0 million, or $1.05 per

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diluted share, for the quarter ended September 30, 2011. For the nine months ended September 30, 2012, net loss was $38.5 million, or $0.70 per diluted share, compared to a net loss of $89.6 million, or $1.65 per diluted share, for the nine months ended September 30, 2011. See below for a description of the primary factors affecting financial results.

Primary Factors Affecting Financial Results

Results for the quarter ended September 30, 2012 reflect:

•	Series A preferred share dividends following the issuance of such shares in the April 2012 offering;
•	Decreased depreciation and amortization due to the write-off of tenant allowances related to vacated tenants and certain lease intangibles that became fully amortized in 2011;
•	Temporary decrease in occupancy and lower revenue at Moorestown Mall in connection with the redevelopment of that property requiring relocations or other departures of tenants; and
•	A provision for employee separation expense as previously announced in May 2012.

Results for the quarter ended September 30, 2011 included:

•	A $1.5 million settlement payment from Centaur;
•	Higher utility redistribution revenue; and
•	A $52.1 million impairment of assets charge comprised of $28.0 million on Phillipsburg Mall in Phillipsburg, New Jersey and $24.1 million on North Hanover Mall in Hanover, Pennsylvania.

Financing Activities

In August 2012, the Company refinanced the mortgage loans on Cumberland Mall in Vineland, New Jersey and Cherry Hill Mall in Cherry Hill, New Jersey.

The Cumberland Mall loan is a $52.0 million, ten-year, non-recourse loan that carries a 4.40% fixed interest rate. The Cherry Hill Mall loan is a $300.0 million, ten-year, non-recourse loan that carries a 3.90% fixed interest rate.

In October 2012, the Company issued 3.45 million 7.375% Series B preferred shares (NYSE: PEIPrB), and received net proceeds of approximately $83.2 million. The Company used $15.0 million of the net proceeds to repay the full amount outstanding under the Revolving Facility and $58.0 million to permanently reduce borrowings under the 2010 Term Loan. In connection with this repayment, we obtained the release of security interests in three properties. Immediately after the repayment, there was no balance outstanding under the Revolving Facility and $182.0 million outstanding under the 2010 Term Loan.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

Twelve Months Ended:
	September 30, 2012	September 30, 2011
Sales per square foot (1)	$ 379	$ 362

(1) Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

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	Occupancy as of:
	September 30, 2012	September 30, 2011
Retail portfolio weighted average:
Total including anchors	92.9%	91.9%
Total excluding anchors	89.1%	87.8%
Enclosed malls weighted average:
Total including anchors	92.6%	91.7%
Total excluding anchors	88.5%	87.3%
Strip/power centers weighted average:	95.2%	93.6%

2012 Outlook

The Company is adjusting its estimates of net loss per diluted share and FFO per diluted share for 2012 to give effect to the October 2012 issuance of Series B preferred shares, the related accelerated amortization of deferred financing costs resulting from the permanent reduction of the 2010 Term Loan, and other factors. The estimates are as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO, as adjusted	$ 1.82	$ 1.87
2012 provision for employee separation expenses	(0.11)	(0.11)
Accelerated amortization of deferred financing costs	(0.01)	(0.01)

FFO	1.70	1.75
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.45)	(2.45)

Net loss	$ (0.75)	$ (0.70)

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time today to review the Company’s third quarter results and future outlook. To listen to the call, please dial (877) 941-2068 (domestic) or (480) 629-9712 (international), at least five minutes before the scheduled start time, and provide conference ID number 4563693. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through November 7, 2012 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4563693). The online archive of the webcast will be available for 14 days following the call on the Company’s website.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio of 49 properties comprises 38 shopping malls, eight community and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total square feet of space. PREIT, headquartered in Philadelphia, Pennsylvania, is publicly traded on the NYSE under the symbol PEI. The Company’s website can be found at www.preit.com.

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Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income excluding gains and losses on sales of operating properties (computed in accordance with GAAP), plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. In 2011, NAREIT reiterated its established guidance that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. FFO is a commonly used measure of operating performance and profitability among REITs, and we use FFO and FFO per diluted share and OP Unit as supplemental non-GAAP measures to compare our performance for different periods to that of our industry peers.

FFO does not include gains and losses on sales of operating real estate assets which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2012 and 2011 to show the effect of the provision for employee separation expense, which had a significant effect on our results of operations, but is not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in

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accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill; potential losses on impairment of assets that we might be required to record in connection with any dispositions of assets; recent changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all, due in part to the effects on us of dislocations and liquidity disruptions in the capital and credit markets; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; the effects of online shopping and other uses of technology on our retail tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in the section of our Annual Report on Form 10-K in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
REVENUE:
Real estate revenue:
Base rent	$73,419	$71,797	$217,862	$214,489
Expense reimbursements	32,293	33,597	95,231	98,714
Percentage rent	698	805	2,124	2,501
Lease termination revenue	339	143	1,766	862
Other real estate revenue	3,519	3,420	10,377	10,150

Real estate revenue	110,268	109,762	327,360	326,716
Interest and other income	2,608	3,981	4,254	5,708

Total revenue	112,876	113,743	331,614	332,424

EXPENSES:
Property operating expenses:
CAM and real estate tax	(36,434)	(35,448)	(108,583)	(108,012)
Utilities	(6,690)	(6,987)	(17,693)	(18,896)
Other	(5,872)	(5,363)	(16,321)	(17,450)

Total operating expenses	(48,996)	(47,798)	(142,597)	(144,358)

Depreciation and amortization	(33,776)	(34,681)	(100,894)	(105,806)
Other expenses:
General and administrative expenses	(8,694)	(8,495)	(28,818)	(28,511)
Provision for employee separation expenses	(4,958)	-	(5,754)	-
Impairment of assets	-	(52,110)	-	(52,335)
Project costs and other expenses	(380)	(161)	(777)	(433)

Total other expenses	(14,032)	(60,766)	(35,349)	(81,279)

Interest expense, net	(31,097)	(31,846)	(94,562)	(100,400)

Total expenses	(127,901)	(175,091)	(373,402)	(431,843)

Loss before equity in income of partnerships	(15,025)	(61,348)	(41,788)	(99,419)
Equity in income of partnerships	2,164	1,924	6,110	4,614
Gains on sales of real estate	-	-	-	1,450

Net loss	(12,861)	(59,424)	(35,678)	(93,355)
Less: net loss attributed to noncontrolling interest	508	2,386	1,440	3,751

Net loss attributable to Pennsylvania Real Estate Investment Trust	(12,353)	(57,038)	(34,238)	(89,604)
Less: preferred share dividends	(2,372)	-	(4,217)	-

Net loss attributable to Pennsylvania Real Estate Investment Trust common shareholders	$(14,725)	$(57,038)	$(38,455)	$(89,604)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.27)	$(1.05)	$(0.70)	$(1.65)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.27)	$(1.05)	$(0.70)	$(1.65)
Weighted average number of shares outstanding for diluted EPS	55,190	54,701	55,081	54,612

(1) For the three and nine month periods ended September 30, 2012 and 2011, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE LOSS	Quarter Ended		Nine Months Ended
(In thousands)	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net loss	$(12,861)	$(59,424)	$(35,678)	$(93,355)
Unrealized gain on derivatives	3,030	933	7,307	2,708
Other	289	(562)	797	(320)

Total comprehensive loss	(9,542)	(59,053)	(27,574)	(90,967)

Less: Comprehensive income attributable to nonconroling interest	375	2,371	1,113	3,655

Comprehensive loss attributable to Pennsylvania Real Estate Investment Trust	$(9,167)	$(56,682)	$(26,461)	$(87,312)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Quarter Ended September 30, 2012			Quarter Ended September 30, 2011
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT’s Share of unconsolidated partnerships	Total	Consolidated	PREIT’s Share of unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$110,268	$9,686	$119,954	$109,762	$9,316	$119,078
Operating expenses	(48,996)	(2,863)	(51,859)	(47,798)	(2,649)	(50,447)

NET OPERATING INCOME	61,272	6,823	68,095	61,964	6,667	68,631
General and administrative expenses	(8,694)	-	(8,694)	(8,495)	-	(8,495)
Provision for employee separation expenses	(4,958)	-	(4,958)	-	-	-
Interest and other income	2,608	-	2,608	3,981	-	3,981
Project costs and other expenses	(380)	(1)	(381)	(161)	-	(161)
Interest expense, net	(31,097)	(2,813)	(33,910)	(31,846)	(2,877)	(34,723)
Depreciation on non real estate assets	(256)	-	(256)	(207)	-	(207)
Preferred share dividends	(2,372)		(2,372)	-	-	-

FUNDS FROM OPERATIONS	16,123	4,009	20,132	25,236	3,790	29,026
Depreciation on real estate assets	(33,520)	(1,845)	(35,365)	(34,474)	(1,866)	(36,340)
Impairment of assets	-	-	-	(52,110)	-	(52,110)
Equity in income of partnerships	2,164	(2,164)	-	1,924	(1,924)	-
Preferred share dividends	2,372	-	2,372	-	-	-

Net Loss	$(12,861)	$-	$(12,861)	$(59,424)	$-	$(59,424)

(1) Total includes the non-cash effect of straight-line rent of $980 and $218 for the quarters ended September 30, 2012 and 2011, respectively.

Weighted average number of shares outstanding			55,190			54,701
Weighted average effect of full conversion of OP Units			2,302			2,329
Effect of common share equivalents			982			165

Total weighted average shares outstanding, including OP Units			58,474			57,195

FUNDS FROM OPERATIONS			$20,132			$29,026
Provision for employee separation expenses			4,958			-

FUNDS FROM OPERATIONS AS ADJUSTED			$25,090			$29,026

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.34			$0.51

Provision for employee separation expenses			0.09			-

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.43			$0.51

SAME STORE RECONCILIATION	Quarter Ended September 30,
	Same Store		Non-Same Store		Total
	2012	2011	2012	2011	2012	2011
Real estate revenue	$119,470	$118,621	$484	$457	$119,954	$119,078
Operating expenses	(51,444)	(50,074)	(415)	(373)	(51,859)	(50,447)

NET OPERATING INCOME (NOI)	$68,026	$68,547	$69	$84	$68,095	$68,631

Less: Lease termination revenue	339	197	-	-	339	197

NOI - EXCLUDING LEASE TERMINATION REVENUE	$67,687	$68,350	$69	$84	$67,756	$68,434

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT’s Share of unconsolidated partnerships	Total	Consolidated	PREIT’s Share of unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$327,360	$28,561	$355,921	$326,716	$27,859	$354,575
Operating expenses	(142,597)	(8,464)	(151,061)	(144,358)	(8,538)	(152,896)

NET OPERATING INCOME	184,763	20,097	204,860	182,358	19,321	201,679
General and administrative expenses	(28,818)	-	(28,818)	(28,511)	-	(28,511)
Provision for employee separation expenses	(5,754)	-	(5,754)	-	-	-
Interest and other income	4,254	-	4,254	5,708	-	5,708
Project costs and other expenses	(777)	(1)	(778)	(433)	-	(433)
Interest expense, net	(94,562)	(8,449)	(103,011)	(100,400)	(8,514)	(108,914)
Gains on sales of non-operating real estate	-	-	-	710	-	710
Depreciation on non real estate assets	(604)	-	(604)	(682)	-	(682)
Preferred share dividends	(4,217)	-	(4,217)	-	-	-

FUNDS FROM OPERATIONS	54,285	11,647	65,932	58,750	10,807	69,557
Gains on sales of real estate	-	-	-	740	-	740
Depreciation on real estate assets	(100,290)	(5,537)	(105,827)	(105,124)	(6,193)	(111,317)
Impairment of assets	-	-	-	(52,335)	-	(52,335)
Equity in income of partnerships	6,110	(6,110)	-	4,614	(4,614)	-
Preferred share dividends	4,217	-	4,217	-	-	-

Net Loss	$(35,678)	$-	$(35,678)	$(93,355)	$-	$(93,355)

(1) Total includes the non-cash effect of straight-line rent of $1,233 and $(87) for the nine month periods ended September 30, 2012 and 2011, respectively.

Weighted average number of shares outstanding			55,081			54,612
Weighted average effect of full conversion of OP Units			2,313			2,329
Effect of common share equivalents			1,017			305

Total weighted average shares outstanding, including OP Units			58,411			57,246

FUNDS FROM OPERATIONS			$65,932			$69,557
Provision for employee separation expenses			5,754			-

FUNDS FROM OPERATIONS AS ADJUSTED			$71,686			$69,557

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$1.13			$1.22

Provision for employee separation expenses			0.10			-

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$1.23			$1.22

SAME STORE RECONCILIATION	Nine Months Ended September 30,
	Same Store		Non-Same Store		Total
	2012	2011	2012	2011	2012	2011
Real estate revenue	$354,470	$353,164	$1,451	$1,411	$355,921	$354,575
Operating expenses	(149,704)	(151,572)	(1,357)	(1,324)	(151,061)	(152,896)

NET OPERATING INCOME (NOI)	$204,766	$201,592	$94	$87	$204,860	$201,679

Less: Lease termination revenue	1,824	915	-	-	1,824	915

NOI - EXCLUDING LEASE TERMINATION REVENUE	$202,942	$200,677	$94	$87	$203,036	$200,764

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS
	September 30, 2012	December 31, 2011
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,527,364	$3,470,167
Construction in progress	88,167	91,538
Land held for development	14,490	15,292

Total investments in real estate	3,630,021	3,576,997
Accumulated depreciation	(938,260)	(844,010)

Net investments in real estate	2,691,761	2,732,987

INVESTMENTS IN PARTNERSHIPS, at equity:	15,524	16,009

OTHER ASSETS:
Cash and cash equivalents	26,248	21,798
Tenant and other receivables (net of allowance for doubtful accounts of $15,873 and $17,930 at September 30, 2012 and December 31, 2011, respectively)	37,313	39,832
Intangible assets (net of accumulated amortization of $15,749 and $51,625 at September 30, 2012 and December 31, 2011, respectively)	8,898	9,921
Deferred costs and other assets, net	98,797	89,707

Total assets	$2,878,541	$2,910,254

LIABILITIES:
Mortgage loans (including debt premium of $282 at December 31, 2011)	$1,822,404	$1,691,381
Exchangeable Notes (net of debt discount of $849 at December 31, 2011)	-	136,051
Term loans	240,000	240,000
Revolving facility	15,000	95,000
Tenants’ deposits and deferred rent	11,689	13,278
Distributions in excess of partnership investments	62,818	64,938
Fair value of derivative liabilities	13,805	21,112
Accrued expenses and other liabilities	68,602	60,456

Total liabilities	2,234,318	2,322,216

EQUITY:	644,223	588,038

Total liabilities and equity	$2,878,541	$2,910,254

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